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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-68084, 33-83276 and 33-91150 on Form S-3 and Registration Statement Nos. 33-56704, 33-56706, 33-61884 and 33-80945 on Form S-8 of Creative BioMolecules,
Inc. of our report dated February 21, 1997, appearing in the Annual Report on Form 10-K of Creative BioMolecules, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Boston, Massachsuetts
March 27, 1997